SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

FIRST PACTRUST BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

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Maryland	000-49806	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 691-1519

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2011, the Board of Directors of First PacTrust Bancorp, Inc. (the “Company”), acting on the recommendation of the Compensation Committee of the Board, awarded to certain officers and employees of the Company and Pacific Trust Bank, the Company’s subsidiary bank, cash bonuses and shares of restricted stock under the Company’s 2011 Omnibus Incentive Plan. Gregory A. Mitchell, the Company’s and the Bank's President and Chief Executive Officer, was awarded a cash bonus of $26,000 and 2,462 shares of restricted stock, 821 of which vested on December 31, 2011 with the balance scheduled to vest over the subsequent two years.  Marangal I. Domingo, the Company’s and the Bank's Executive Vice President and Chief Financial Officer, was awarded a cash bonus of $32,000 and 3,911 shares of restricted stock, 1,302 of which vested on December 31, 2011 with the balance scheduled to vest over the subsequent two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: January 5, 2012	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President and Secretary